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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): JANUARY 13, 2010

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          NEVADA                        0-23511                 87-0573331
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)

               1301 N. TUSTIN AVENUE, SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (714) 953-3503
      ---------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On January 13, 2010, Integrated Healthcare Holdings, Inc. ("IHHI") and its subsidiaries (collectively, the "BORROWERS") entered into an Amended and Restated Memorandum of Understanding (the "MOU") with Dr. Kali P. Chaudhuri ("DR. CHAUDHURI") and KPC Resolution Company, LLC ("KPC"). The MOU amends and restates the original Memorandum of Understanding entered into by IHHI and Dr. Chaudhuri on or about August 12, 2009.

      On or about August 3, 2009, IHHI's primary lenders, Medical Capital Corporation and certain of its affiliates ("MEDCAP"), were placed into receivership by the United States Securities and Exchange Commission. Concurrently with entering into the MOU, KPC entered into a definitive loan purchase agreement with the SEC-appointed receiver for MedCap (the "MEDCAP RECEIVER") to purchase all of IHHI's credit facilities with MedCap (the "CREDIT FACILITIES") and certain warrants to purchase common stock of IHHI that were issued to MedCap (the "WARRANTS").

      The MOU provides IHHI with certain benefits and obligations upon the completion of the acquisition of the Credit Facilities and Warrants by KPC. The following are the material terms of the MOU:

      o The Borrowers will cooperate exclusively with the efforts of Dr. Chaudhuri and KPC to acquire the Credit Facilities from the MedCap Receiver.

      o Dr. Chaudhuri will support, subject to the conditions and limitations set forth in the MOU, the continuation through October 2011 of the rent abatement from IHHI's landlord, Pacific Coast Holdings Investment, LLC.

      o IHHI has asserted certain claims against the MedCap Receiver in connection with a credit balance in favor of IHHI under the Credit Facilities (the "CREDIT BALANCE"), and such claims have been refuted by the MedCap Receiver. Under the MOU, (i) the Borrowers will furnish to the MedCap Receiver a release of MedCap, its affiliates and the MedCap Receiver from claims arising out of the Credit Facilities and certain other claims, including a release of the Credit Balance, and (ii) Dr. Chaudhuri will pay to the Borrowers an amount equal to the value that such claims would have had as an unsecured claim in the receivership estate of MedCap.

      o The MedCap Receiver has asserted certain contractual claims against IHHI in connection with the Credit Facilities. Under the MOU, (i) the Borrowers will receive from the MedCap Receiver a limited release of such claims, and (ii) KPC will waive any right to assert such claims as the successor lender under the Credit Facilities (including the right to any interest, penalties or fees under the Credit Facilities for the period prior to KPC's acquisition of the Credit Facilities).

      o IHHI agreed to cooperate with Dr. Chaudhuri and KPC in good faith to restructure the Credit Facilities in a mutually beneficial manner upon completion of KPC's acquisition of the Credit Facilities. Among other things, (i) the Borrowers will assist Dr. Chaudhuri and KPC in modifying IHHI's $80,000,000 Credit Agreement and $10,700,000 Credit Agreement to remove accounts receivable as security for those loans,
            (ii) the $50,000,000 Revolving Credit Agreement, under which there is no balance owing by IHHI, will automatically terminate, and (iii) if requested by KPC, the Borrowers will extend the maturity date of the $80,000,000 Credit Agreement and $10,700,000 Credit Agreement for up to three years past their current maturity date of October 8, 2010.

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      o     IHHI will issue a five-year warrant to Dr. Chaudhuri to acquire up to 170,000,000 shares of IHHI common stock at an exercise price of $0.05 per share.

      The MOU is furnished as an exhibit to this Report. The preceding description of the MOU is summary in nature and does not purport to be complete. This summary should be read in connection with the exhibits hereto.

ITEM 3.02   UNREGISTERED SALE OF EQUITY SECURITIES.

      As disclosed in Item 1.01 above, IHHI agreed to issue a five-year warrant to Dr. Chaudhuri upon the acquisition of the Credit Facilities by KPC. The disclosure regarding such warrant contained in Item 1.01 is incorporated into this Item 3.02 by reference. The issuance of such warrant or the underlying shares of common stock will not be registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and will be sold in a transaction exempt from registration pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   EXHIBITS.

EXHIBIT
NUMBER                                  DESCRIPTION



99.1 Amended and Restated Memorandum of Understanding, dated as of January 13, 2010, by and among the Registrant, WMC-A, Inc., WMC-SA, Inc., Coastal Communities Hospital, Inc., Chapman Medical Center, Inc., Dr. Kali P. Chaudhuri, and KPC Resolution Company, LLC. (certain exhibits have been omitted but will be furnished to the Commission supplementally upon request).

99.2        Press Release, dated January 20, 2010, issued by the Registrant.




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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Integrated Healthcare Holdings, Inc.


                                        By: /s/ Steven R. Blake
                                            ------------------------------
                                        Name:  Steven R. Blake
                                        Title: Chief Financial Officer
Date: January 20, 2010








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